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                                                                     EXHIBIT 3.2



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                             THE EDISON PROJECT INC.

                                    ARTICLE I

                                     OFFICES

         Section 1.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

         Section 1.2. OTHER OFFICES. In addition to its registered office in the State of Delaware, the Corporation may have an office or offices in such other place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

                  Section 2.1. TIME AND PLACE. All meetings of the stockholders of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2.2. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of meeting.

                  Section 2.3. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors or the
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President. The time of any such special meeting shall be fixed by the President or the Secretary and shall be stated in the notice of such meeting, which notice shall specify the purpose or purposes thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

                  Section 2.4. NOTICE OF MEETINGS. Notice of the time and place of every meeting of the stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these By-Laws, except that where the matter to be acted upon is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

                  Section 2.5. QUORUM AND ADJOURNMENT OF MEETINGS. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Amended and Restated Certificate of Incorporation. If a majority shall not be present in person or represented by proxy at any meeting of the stockholders at which action is to be taken by the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until holders of the requisite number of shares of stock entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such holders of the requisite number of shares of capital stock shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

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                  Section 2.6. VOTE REQUIRED. Subject to the Corporation's
Shareholders' Agreement dated as of December 23, 1997, as amended from time to time (the "Shareholders' Agreement"), at any meeting of stockholders all matters shall be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote, unless the matter is one for which, by express provisions of statute, the Amended and Restated Certificate of Incorporation, the Shareholders' Agreement or these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

                  Section 2.7. REQUIRED VOTES AND ACTIONS. Each stockholder shall vote its shares of stock of the Corporation and take all other actions as may be necessary or desirable to cause the Board and its members to be constituted and to act as set forth in Article 3. In addition, the Shareholders' Agreement contains certain voting restrictions, requirements and agreements. The Shareholders' Agreement shall control to the extent that the terms and provisions thereof conflict with any of the terms or provisions contained herein.

                  Section 2.8. VOTING. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. To determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting. Except as otherwise provided by the Amended and Restated Certificate of Incorporation or by statute, each stockholder of record shall be entitled to one vote for each outstanding share of capital stock standing in its, his or her name on the books of the Corporation as of the record date. A complete list of the stockholders entitled to vote at any meeting of stockholders arranged in alphabetical order with the address of each and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, at the locations specified by the Delaware General Corporation Law. The list shall also be

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produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 2.9. PROXIES. Each proxy shall be in writing executed by the stockholder giving the proxy or his or her or its duly authorized attorney-in-fact. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her or its legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

                  Section 2.10. CONSENTS. The provision of these By-Laws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, provided, that if the law of Delaware so requires, directors may be elected only at a meeting of stockholders or by the unanimous written consent of the stockholders entitled to vote for directors. Where corporate action is taken by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting and to vote thereat.

                                   ARTICLE III

                                    DIRECTORS

                  Section 3.1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors. Subject to the Shareholders' Agreement, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things

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on its behalf as are not by statute or by the Amended and Restated Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                  Section 3.2. NUMBER; ELECTION AND TENURE. Subject to the Amended and Restated Certificate of Incorporation and the Shareholders' Agreement, the number of directors constituting the entire Board shall be fourteen. Except as provided by law, the Amended and Restated Certificate of Incorporation or these By-Laws, directors shall be elected each year at the annual meeting of stockholders, at a meeting of stockholders entitled to vote therefor (whether, by class, series or otherwise) or by unanimous written consent of the stockholders entitled to vote therefor.

                  Section 3.3. ELECTION OF DIRECTORS. The Board of Directors shall be elected by the Common Stock of the Corporation as provided in the Amended and Restated Certificate of Incorporation.

                  Section 3.4. RESIGNATION AND REMOVAL. Any member of the Board may resign at any time by giving written notice to the Corporation pursuant to
Section 6.1. Any such resignation shall take effect upon receipt thereof by the Corporation, unless otherwise specified therein. Subject to the Shareholders' Agreement, any member may be removed for cause by action of a majority of the votes held by the members of the Board.

                  Section 3.5. VACANCIES. Subject to the Shareholders' Agreement, any vacancy created by the death, resignation, retirement or removal of a member of the Board shall be filled by the stockholders entitled to elect the member whose absence created such vacancy. Except as provided above, a vacancy occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any directors so chosen shall hold office until the next election of the series or class for which such directors shall have been chosen and until their successors shall be elected and qualified.

                  Section 3.6. COMPENSATION AND REIMBURSEMENT. Each director shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the

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Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Each director shall be reimbursed for expenses incurred as a director of the Corporation.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

                  Section 4.1. TIME AND PLACE. Meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, and within or without the United States of America, as shall be determined in accordance with these By-Laws.

                  Section 4.2. ANNUAL MEETING. Immediately after and at the place of the annual meeting of the stockholders, or at such other place as the Board of Directors may designate, a meeting of the newly elected Board of Directors for the purpose of organization and the election of officers and otherwise may be held. Such meeting may be held upon notice of at least five business days.

                  Section 4.3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held bimonthly, upon notice of at least five business days, at such time and place as shall, from time to time, be determined by the Board of Directors.

                  Section 4.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place as shall be determined by the Board of Directors upon the call of the Board of Directors, the President, or the Secretary, on two days' notice to each director by mail or on one day's notice personally or by telecopy, telephone or telegraph. Meetings of the Board of Directors may be held at any time without notice if all the directors are present, or if those not present waive notice of the meeting in writing, either before or after the meeting.

                  Section 4.5. QUORUM AND VOTING. A majority of the entire number of votes to which the members of the entire Board are entitled shall constitute a quorum at any meeting of the Board. If at any meeting of the Board there shall not be a quorum present, the members

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present thereat shall adjourn the meeting until a quorum shall have been obtained. Unless otherwise provided herein or in the Shareholders' Agreement, the vote of a majority of the entire number of votes which the members of the entire Board are entitled to cast shall be the vote of the Board.

                  Section 4.6. CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors.

                  Section 4.7. TELEPHONIC MEETINGS OF DIRECTORS. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

                                    ARTICLE V

                                   COMMITTEES

                  Section 5.1. DESIGNATION AND POWERS. The Board of Directors shall designate a Compensation Committee and an Audit Committee and may in its discretion designate one or more additional committees. Such committee or committees shall have duties and powers not inconsistent with the laws of the State of Delaware, the Amended and Restated Certificate of Incorporation, these By-Laws, and the Shareholders' Agreement as are specified in the respective resolution or resolutions of the Board of Directors designating such committees.

                                   ARTICLE VI

                                     NOTICES

                  Section 6.1. DELIVERY OF NOTICES. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, notices to directors and stockholders shall be in writing

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and may be delivered personally or by mail. Notice by mail shall be deemed to be given when deposited in the United States mail, postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by telecopy, to the facsimile number so designated, and notice so given shall be deemed effective upon dispatch.

                  Section 6.2. WAIVER OF NOTICE. Whenever notice is required to be given by statute, the Amended and Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                   ARTICLE VII

                                    OFFICERS

                  Section 7.1. EXECUTIVE OFFICERS. Subject to the Shareholders' Agreement, the Board of Directors shall elect a President and Secretary and may elect one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers as the Board of Directors may from time to time designate or the business of the Corporation may require. No

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executive officer need be a member of the Board. Any number of offices may be held by the same person.

                  Section 7.2. OTHER OFFICERS AND AGENTS. Subject to the Shareholders' Agreement, the Board of Directors may also elect such other officers and agents as the Board of Directors may at any time or from time to time determine to be advisable, such officers and such agents to serve for such terms and to exercise such powers and perform such duties as shall be specified at any time or from time to time by the Board of Directors.

                  Section 7.3. TENURE; RESIGNATION; REMOVAL; VACANCIES. Each officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal in accordance with these By-Laws; provided, that if the term of office of any officer elected or appointed pursuant to Section 7.2 of these By-Laws shall have been fixed by the Board of Directors, he or she shall cease to hold such office no later than the date of expiration of such term regardless of whether any other person shall have been elected or appointed to succeed him or her. Subject to the Shareholders' Agreement, any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors; provided, that any such removal shall be without prejudice to the rights, if any, of any officer so removed under his or her employment or other agreement with the Corporation. An officer may resign at any time upon written notice to the Board of Directors. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors, subject to the Shareholders' Agreement, may choose a successor or successors to hold office for such term as may be specified by the Board of Directors.

                  Section 7.4. COMPENSATION. Subject to the Shareholders' Agreement, the salaries of all officers and agents of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

                  Section 7.5. AUTHORITY AND DUTIES. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the

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Corporation as the Board of Directors shall determine. The Board of Directors may, from time to time, impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit.

                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

                  Section 8.1. FORM AND SIGNATURE. The certificates of stock of the Corporation shall be in such form or forms not inconsistent with the Amended and Restated Certificate of Incorporation as the Board of Directors shall approve. The certificates shall be numbered, the certificates for the shares of stock of each class or series shall be numbered consecutively, and shall be entered in the books of the Corporation as they are issued. The certificates shall exhibit the holder's name and the number of shares evidenced thereby and shall be signed by the President or a Vice President and the Treasurer (or any Assistant Treasurer) or the Secretary (or any Assistant Secretary); provided, however, that where any such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation, and registered by a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

                  Section 8.2. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates

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theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representatives, to advertise the same in such manner as it shall require, and to give a bond in such sum as the Board of Directors may direct, indemnifying the Corporation, any transfer agent and any registrar against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost or destroyed.

                  Section 8.3. REGISTRATION OF TRANSFER. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  Section 9.1. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directions may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                  Section 9.2. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and

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accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                  Section 9.3. DIVIDENDS. Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.

                  Section 9.4. CHECKS AND NOTES. All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations and other instruments for the payment of money drawn, signed or accepted by the Corporation, shall be signed or accepted, as the case may be, by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors or by officers of the Corporation designated by the Board of Directors to make such authorization.

                  Section 9.5. FISCAL YEAR. The fiscal year of the Corporation will begin on July 1st and end on June 30th except as otherwise determined by the Board of Directors.

                  Section 9.6. VOTING OF SECURITIES OF OTHER CORPORATIONS. In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted by the President or such person or persons, to such extent and in such manner, as may be determined from time to time by the Board of Directors.

                  Section 9.7. TRANSFER AGENT. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock. It may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signature of either or both.

                  Section 9.8. CORPORATE SEAL. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

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                                    ARTICLE X

                                 INDEMNIFICATION

                  Section 10.1.     INDEMNIFICATION.

                  (a) ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, employee or agent (including trustee) of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law, as then in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she (a) in the case of a director, did not breach his or her fiduciary duty as a director, or (b) (i) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to

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be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

              (b) ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, employee or agent (including trustee) of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permitted under Delaware law, as then in effect, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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              (c) INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. To the
extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 10.1, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

              (d) DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under paragraph (a) or (b) of this Section 10.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 10.1. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent disinterested legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

              (e) ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 10.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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                  (f) OTHER RIGHTS. The indemnification and advancement of
expenses provided by, or granted pursuant to, this Section 10.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (g) INSURANCE. By action of the Board of Directors, notwithstanding the interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this
Section 10.l.

                  (h) CONTINUATION OF RIGHTS TO INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (i) PROTECTION OF RIGHTS EXISTING AT TIME OF REPEAL OR MODIFICATION. Any repeal or modification of this Section 10.1 shall not adversely affect any right or protection of any person based on facts and circumstances which occurred prior to such repeal or modification.

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
                                   ARTICLE XI

                                   AMENDMENTS

                  Section 11.1. BY THE STOCKHOLDERS. Subject to the Shareholders' Agreement, these By-Laws may be altered, amended or repealed in whole or in part, and new By-Laws may be adopted, by the affirmative votes of the holder or holders of 66 2/3% or more of the shares of capital stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if notice thereof shall be contained in the notice of the meeting.

                  Section 11.2. BY THE BOARD OF DIRECTORS. These By-Laws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors (i) prior to the occurrence of a Qualified Public Offering, with the affirmative votes of each member of the Board of Directors elected by the respective holders of Series B Common Stock, Series C Common Stock, Series D Common Stock and Series G Common Stock, and (ii) after the occurrence of a Qualified Public Offering, with the affirmative vote of a majority of the members of the Board of Directors. For the purposes hereof, "Qualified Public Offering" means the closing of the sale by the Corporation and/or its stockholders of equity securities of the Corporation to the public in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended (or any successor statute), which has been declared effective by the Securities and Exchange Commission (or any successor entity) with aggregate gross proceeds to the Corporation and or its stockholders of at least $50,000,000 at a per share price of at least $7.00 (as adjusted for any stock splits, stock dividends [other than P.I.K. dividends (as defined below)] and stock combinations) to the Corporation and/or its stockholders.

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
REMOVED FROM SECTION 3.3

Notwithstanding anything to the contrary: (i) the holder of Series B Common Stock, par value $.01 per share ("Series B Common Stock"), shall be entitled to elect up to three members of the Board of Directors, each such member entitled to cast one vote on all matters to be brought before the Board of Directors, provided, that if such holder does not elect three members, such lesser number of members elected by such holder shall be entitled to cast three votes on any such matters as follows: (A) if such holder elects two members, such holder shall designate one such member who shall be entitled to cast two votes and the other such member who shall be entitled to cast one vote, and (B) if such holder elects one member, such member shall be entitled to cast three votes; (ii) the holder of Series C Common Stock, par value $.01 per share ("Series C Common Stock"), shall be entitled to elect up to two members of the Board of Directors, each such member entitled to cast one vote on all matters to be brought before the Board of Directors, provided, that if such holders elect only one member, such one member shall be entitled to cast two votes on any such matter; (iii) the holder of Series D Common Stock, par value $.01 per share ("Series D Common Stock"), shall be entitled to elect up to two members of the Board of Directors, each such member entitled to cast one vote on all matters to be brought before the Board of Directors, provided, that if such holder elects only one member, such one member shall be entitled to cast two votes on any such matter; (iv) the holder of Series E Common Stock, par value $.01 per share ("Series E Common Stock"), shall be entitled to elect one member of the Board of Directors, such member entitled to cast one vote on all matters to be brought before the Board of Directors; and (v) the holder of Series F Common Stock, par value $.01 per share ("Series F Common Stock"), shall be entitled to elect one member of the Board of Directors, such member entitled to cast one vote on all matters to be brought before the Board of Directors; and (vi) the holders of Series A Common Stock, par value $.01 per share ("Series A Common Stock"), and the holders of any other voting class or series of capital stock of the Corporation entitled to vote for directors other than those listed above shall be entitled, voting together as one class, to elect such remaining number of members of the Board of Directors as may be authorized pursuant to these By-Laws of the Corporation, provided, that such remaining number shall not include such number of members as the respective holders of Series B Common Stock, Series C Common Stock, Series D Common Stock, Series E Common Stock and Series F Common Stock are entitled to elect pursuant to clauses (i) through (v) of this Section 3.3 whether or not such members are so elected.

REMOVED FROM SECTION 3.4

 provided if the member so removed was elected or appointed by a holder of Series B Common Stock, Series C Common Stock, Series D Common Stock, Series E Common Stock or Series F Common Stock, then no action taken by the Board of Directors after such removal and prior to the election or appointment of a replacement director for such removed director shall take effect unless both (i) the stockholder entitled to elect or appoint such removed director has been given notice in writing of the action and (ii) within ten (10) days after receipt of such notice any one of the following three events or actions shall not have occurred or been taken: (A) such stockholder shall have elected or appointed a replacement director for such removed director; (B) such replacement director shall have indicated in writing to the Company that he or she would have voted against such action; and, (C) treating such written indication as a vote against such action

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
by such replacement director as if he or she had been duly elected to the Board prior to such action, such action would not have been approved by the Board. Cause for removal shall exist only if the member whose removal is proposed shall have been convicted of a felony by a court of competent jurisdiction or shall have been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of his or her duties to the Corporation in a matter of substantial importance to the Corporation. A member of the Board may be removed at any time without cause by the stockholder entitled to elect such director.

REMOVED FROM SECTION 3.5

In the event a vacancy is created by the death, resignation, retirement or removal of the Partnership CEO, the Board shall cause the Corporation, as sole general partner of The Edison Project, L.P. (the "Partnership"), to appoint a replacement Partnership CEO in accordance with Section 4.5 below and the vacancy created with respect to that Board membership thereafter shall be filled by the newly appointed Partnership CEO.

REMOVED FROM SECTION 4.5

The affirmative votes of each of (i) the president of WSI (the "Special Series B Director") and (ii) the members of the Board appointed by the holders of Series C Common Stock and Series D Common Stock, shall be required to authorize: (i) any indebtedness (including funded debt, capitalized leases and operating leases) of the Corporation or any subsidiaries of the Corporation (which shall include, but not be limited to, the Partnership) (together, the "Edison Companies" and each an "Edison Company"), other than trade debt and accounts payable containing customary payment terms and incurred in the ordinary course of business, (ii) the authorization or issuance of any shares of capital stock of any class or series or other equity securities of the Corporation or the Partnership or the limited partner of the Partnership or securities exchangeable for or convertible into equity securities of the Corporation or the Partnership or the limited partner of the Partnership (or any change or amendment to the attributes or preferences of any such securities, whether or not issued), admission of additional general or limited partners to the Partnership, granting or redemption of stock options, approval of performance standards for vesting of options of the employee equity and option program implemented by the Corporation or the Partnership or the limited partner of the Partnership including options issued to current and former Partnership management, any options issued to other Partnership employees pursuant to "The Edison Project's Employee Option Plan" and any options issued to employees of the Corporation or the Partnership or the limited partner of the Partnership, or sale or issuance of any securities by the Corporation (provided, however, that after January 1, 1999, (a) such votes shall not be required to authorize the issuance of securities of the Corporation in an initial public offering, and (b) any one of (I) the director(s), acting together, appointed by the holder of Series B Common Stock (II) the director(s), acting together, appointed by the holder of Series C Common Stock or (III) the director(s), acting together, appointed by the holder of Series D Common Stock, may require that the Corporation undertake an initial public offering), (iii) the appointment, removal, replacement or reduction in compensation or responsibilities of any of the Chairman of the Board, the President, the Chief Executive Officer, the Partnership CEO, the Chief Operating Officer, the Chief Financial Officer, or any other officer (or other similar position) of an Edison Company, with authority, responsibilities and duties equivalent to such officers and (iv) any merger, consolidation, recapitalization, reorganization, sale of all or substantially all of the assets, recapitalization, dissolution or winding up of an Edison Company. No matter requiring the vote of any Board member as stated above shall be determined at a meeting from which such Board member is absent.

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